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                                                                    EXHIBIT (24)

                                POWER OF ATTORNEY

         The undersigned, being officers and trustees of Van Kampen American Capital Senior Income Trust, a Massachusetts business trust (the "Trust"), do hereby, in the capacities shown below, individually appoint Ronald A. Nyberg and Dennis J. McDonnell, of Oakbrook Terrace, Illinois, as the agents and attorneys-in-fact with full power of substitution and resubstitution, for each of the undersigned, to execute and deliver, for and on behalf of the undersigned, a Certificate of Trustees and any corresponding documents with regard to the name changes of the Trust and all amendments thereto, upon the advice of counsel, filed by the Trust with the Commonwealth of Massachusetts and any other regulating entity pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


Dated:  April 7, 1998


         Signature                          Title


/s/ Dennis J. McDonnell                     Chairman, President and
------------------------------              Trustee
Dennis J. McDonnell


/s/ John L. Sullivan
------------------------------              Treasurer and Trustee
John L. Sullivan


/s/ Edward C. Wood, III                     Vice President, Chief Financial
------------------------------              Officer and Trustee
Edward C. Wood, III